   EXHIBIT 23.1

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Amendment No. 3 of Form S-1 of our report dated March 28, 2016, relating to the financial statements of Deseo Swimwear Inc. as of December 31, 2015 and for the period April 20, 2015 (inception) to December 31, 2015. We also consent to the reference to our firm under the heading "Interest of Named Experts and Counsel" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

June 21, 2016